Exhibit 23.1


            Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-31709, 333-31721,
333-31723 and 333-31727).


                                   ARTHUR ANDERSEN LLP

                                   /s/ Arthur Andersen LLP

San Antonio, Texas
February 26, 1998